UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2010

CENTERLINE HOLDING COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-13237	13- 3916825
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-317-5700

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

MARC D. SCHNITZER RETIREMENT

On April 7, 2010, Marc D. Schnitzer indicated his intent to retire from the board of trustees (the “Board”) of Centerline Holding Company (the “Registrant”) and from the offices of Chief Executive Officer and President.  Mr. Schnitzer and the Board are in the process of negotiating a separation agreement which will be filed with the United States Securities and Exchange Commission upon execution.

ROBERT L. LEVY APPOINTMENT

On April 7, 2010, the Board appointed Robert L. Levy, the Registrant’s Chief Financial Officer, to (a) the Board as a non-independent Managing Trustee of the Registrant, and (b) the additional offices of Chief Operating Officer and, effective upon the resignation of Mr. Schnitzer, President of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centerline Holding Company
(Registrant)

April 13, 2010
	By:	/s/ Marc D. Schnitzer
	Name:	Marc D. Schnitzer
	Title:	Chief Executive Officer & President